Exhibit 99.1

April 1, 2025	Contact:	Roger Schrum
843-339-6018
roger.schrum@sonoco.com

Sonoco Completes Sale of Thermoformed and Flexibles Packaging Business to TOPPAN Holdings, Inc.

Proceeds Being Used to Reduce Approximately $1.5 Billion in Debt

HARTSVILLE, S.C., April 01, 2025 (GLOBE NEWSWIRE) – Sonoco Products Company (“Sonoco” or the “Company”) (NYSE: SON), a core mid-cap growth and value equity which is a global leader in high-value sustainable packaging, today announced it has completed the sale of its Thermoformed and Flexibles Packaging business (“TFP”) to TOPPAN Holdings Inc. (“Toppan”) for a purchase price of approximately $1.8 billion on a cash-free and debt-free basis and subject to customary adjustments (the “Transaction”).

“Today marks a milestone in achieving our strategy to transform Sonoco into a simpler, stronger and more sustainable Company. We extend our best wishes for continued success to our approximately 4,500 former TFP teammates and their new Toppan team,” said Howard Coker, president and CEO. “As previously communicated, we are utilizing the approximately $1.5 billion of after-tax cash proceeds to reduce leverage. Sonoco is moving forward with a focused portfolio and an improved financial position that will enable us to further invest in growing our sustainable metal and fiber consumer and industrial packaging businesses.”

Goldman Sachs & Co. LLC acted as lead financial advisor to Sonoco. RBC Capital Markets, LLC also acted as financial advisor to Sonoco. Freshfields LLP acted as Sonoco’s legal advisor.

Houlihan Lokey acted as lead financial advisor and Morrison & Foerster LLP acted as legal advisor to Toppan. Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. also acted as financial advisor to Toppan.

First Quarter Financial Results

Sonoco will report its first quarter 2025 financial results on Tuesday, April 29, 2025, after the market closes. The Company’s management will host a conference call to discuss these results on Wednesday, April 30, 2025, at 8:30 a.m. Eastern Time.

A live audio webcast of the call along with supporting materials will be available on the Sonoco Investor Relations website at https://investor.sonoco.com/. The webcast link is https://events.q4inc.com/attendee/885803164. A webcast replay will be available on the Company's website for at least 30 days following the call.

About Sonoco

Founded in 1899, Sonoco (NYSE: SON) is a global leader in value-added, sustainable metal and fiber consumer and industrial packaging. The Company is now a multi-billion-dollar enterprise with approximately 23,400 employees working in 285 operations in 40 countries, serving some of the world’s best-known brands. Guided by our purpose of Better Packaging. Better Life., we strive to foster a culture of innovation, collaboration and excellence to provide solutions that better serve all our stakeholders and support a more sustainable future. Sonoco was proudly named one of America’s Most Responsible Companies by Newsweek. For more information on the Company, visit our website at www.sonoco.com.

North Second Street

Hartsville, S.C. 29550 USA

843/383-7794

www.sonoco.com

Forward-Looking Statements

Certain statements made in this communication are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “accelerate,” “committed,” “enable,” “ensure,” “expect,” “future,” “will,” or the negative thereof, and similar expressions identify forward-looking statements.

Forward-looking statements in this communication include, but are not limited to, the Company’s anticipated effects of the divestiture on the Company’s portfolio simplification strategy, streamlining of the Company’s organizational structure, and capital investments in the Company’s remaining businesses; and the Company’s expected use of the net proceeds of the divestiture. These forward-looking statements are made based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, perceived opportunities, expectations, beliefs, plans, strategies, goals and objectives concerning the Company’s future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. Risks and uncertainties include, among other things, risks related to the Transaction, including the Company’s ability to realize anticipated benefits of the Transaction, or that such benefits may take longer to realize than expected; diversion of management’s attention; the potential impact of the consummation of the Transaction on relationships with employees, clients and other third parties; the Company’s ability to execute on its strategy, including with respect to portfolio simplification, organizational streamlining, and capital investments, and achieve the benefits it expects therefrom; and the other risks, uncertainties and assumptions discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors”. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

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